[Logo]                                                              EXHIBIT 5.1

                                                       ALEXANDER & ALEXANDER
                                                       SERVICES INC.
                                                       1185 Avenue of the
                                                       Americas
                                                       New York, N.Y. 10036
                                                       Telephone 212 840-8500
                                                       FAX 212 444-4696


April 5, 1995


Board of Directors
Alexander & Alexander Services Inc.
1185 Avenue of the Americas
New York, NY 10036

Re: ALEXANDER & ALEXANDER SERVICES INC.
    Registration Statement on Form S-3
    ----------------------------------

Gentlemen:

    I am General Counsel of Alexander & Alexander Services Inc., a Maryland corporation (the "Company"), and have acted as counsel for the Company in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed as of August 16, 1994 under the Securities Act of 1933, as amended, in connection with the proposed offering and sale, from time to time, of up to 1,136,900 shares of the Company's Common Stock, $1.00 par value per share (the "Shares"), by certain selling stockholders who are identified in the Registration Statement.

    In connection with the foregoing, I have examined the originals or copies of such corporate records, documents, certificates and other instruments as I have deemed necessary or appropriate for the purposes of rendering this opinion.

    Based on the foregoing, it is my opinion that the Shares are legally issued, fully paid and non-assessable.

    The foregoing opinions are limited to the laws of the state of Maryland and I do not express any opinion herein concerning any other law. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Albert A. Skwiertz, Jr.
.................................

Albert A. Skwiertz, Jr.
Vice President and General Counsel